Exhibit 99.1

XERIS BIOPHARMA REPORTS SECOND QUARTER 2026 FINANCIAL RESULTS

Total revenue increased to over $92 million

Net product revenue increased 34% year-over-year to over $91 million

Recorlev net revenue increased 81% year-over-year to approximately $57 million

Tightens full-year 2026 total revenue guidance to $385 million to $390 million

Conference call and webcast today at 8:30 a.m. ET

CHICAGO, IL; August 6, 2026 – Xeris Biopharma Holdings, Inc. (Nasdaq: XERS), a fast-growing biopharmaceutical company committed to improving patient lives by developing and commercializing innovative products across a range of therapies, today announced its financial results for the second quarter ended June 30, 2026.

"The second quarter was another strong period for Xeris, with net product revenue growing 34% year-over-year, driven by Recorlev’s exceptional commercial momentum,” said John Shannon, Chairman and Chief Executive Officer of Xeris. "The strategic investments we made for Recorlev earlier this year are gaining traction, and we expect their contribution to become increasingly meaningful as we move through the second half of 2026. Additionally, Gvoke delivered solid sequential improvement in line with our expectations, and Keveyis continued to provide a consistent, high-value contribution to our business."

Shannon continued, "Beyond our commercial execution, the second quarter also brought an important strategic milestone. We received a Notice of Allowance from the United States Patent and Trademark Office (USPTO) for a new Keveyis patent expected to extend intellectual property protection through at least 2039, reinforcing our long-term commitment to the primary periodic paralysis community. With a strong first half behind us, we are tightening our full-year guidance to $385–$390 million, reflecting our confidence in the team, the portfolio, and the trajectory of our business."

Second Quarter 2026 Highlights

	Three months ended June 30,		Change
	2026	2025	$	%
Product revenue (in thousands):
Recorlev	$56,780	$31,444	$25,336	81
Gvoke	22,549	23,467	(918)	(4)
Keveyis	11,675	11,485	190	2
Other product revenue	—	1,312	(1,312)	—
Product revenue, net	91,004	67,708	23,296	34
Royalty, contract and other revenue	1,096	3,831	(2,735)	(71)
Total revenue	$92,100	$71,539	$20,561	29

Net product revenue for the second quarter of 2026 was $91.0 million, an increase of 34% compared to the same period last year. The increase was primarily driven by increased patient demand for Recorlev.

Gross margin improved to 86% in the second quarter of 2026, up from 82% in the same period last year. The improvement was primarily driven by favorable product mix dynamics.

Research and development (R&D) expenses increased by $2.6 million, or 32%, in the second quarter of 2026 compared to the same period last year. The increase in R&D expenses primarily reflects higher personnel-related expenses to support XP-8121, and other external spend.

Selling, general and administrative (SG&A) expenses increased by $16.6 million, or 37%, in the second quarter of 2026 compared to the same period last year. This increase mainly reflects higher personnel related expenses to support the commercial enterprise, including the Recorlev expansion.

Net loss for the second quarter of 2026 was $31.1 million, compared to a net loss of $1.9 million in the same period last year. The loss was due to a one-time, non-cash charge of approximately $31 million in the second quarter of 2026, reflecting the increase in fair value as a result of entering into the 2028 Convertible Notes exchange agreements.

Adjusted EBITDA1 for the second quarter of 2026 was $19.3 million, an improvement of $6.7 million compared to the same period last year.

Year-to-Date Highlights (As of June 30, 2026)

	Six months ended June 30,		Change
	2026	2025	$	%
Product revenue (in thousands):
Recorlev	$106,548	$56,974	$49,574	87
Gvoke	43,349	44,312	(963)	(2)
Keveyis	23,561	22,912	649	3
Other product revenue	—	1,312	(1,312)	—
Product revenue, net	173,458	125,510	47,948	38
Royalty, contract and other revenue	1,769	6,148	(4,379)	(71)
Total revenue	$175,227	$131,658	$43,569	33

Net product revenue was $173.5 million for the six months ended June 30, 2026, an increase of 38% compared to the same period last year. The increase was primarily driven by increased patient demand for Recorlev.

Gross margin improved to 87%, up from 84% in the same period last year. The improvement was primarily driven by favorable product mix dynamics.

Research and development (R&D) expenses increased $3.6 million or 23% for the six months ended June 30, 2026 compared to the same period last year. The increase in R&D expenses primarily reflect higher personnel-related expenses to support XP-8121.

Selling, general and administrative (SG&A) expenses increased $25.8 million or 29% for the six months ended June 30, 2026 compared to the same period last year. This increase mainly reflects higher personnel related expense to support the commercial enterprise, including the Recorlev expansion.

Net loss for the six months ended June 30, 2026 was $28.9 million, compared to a net loss of $11.1 million in the same period last year. The loss was due to a one-time, non-cash charge of approximately $31 million in the second quarter, reflecting the increase in fair value as a result of entering into the 2028 Convertible Notes exchange agreements.

1 Adjusted EBITDA is a non-GAAP financial measure. See "Note Regarding Use of Non-GAAP Financial Measures" and the corresponding financial tables at the end of this press release for definitions and reconciliations of non-GAAP measures.

Adjusted EBITDA1 for the six months ended June 30, 2026 was $34.4 million, an improvement of $17.5 million compared to the same period last year.

Total Shares Outstanding were 182,320,306 at July 31, 2026.

Key Business Highlights
•2028 Convertible Notes: On June 11, 2026, Xeris entered into privately negotiated exchange agreements with certain holders of its 8.00% Convertible Senior Notes due 2028. The exchange transactions eliminated approximately $23.0 million of debt through the issuance of $23.0 million in cash and approximately 5.0 million shares of common stock in July 2026. Additionally, the remaining holder of $10.5 million elected to convert its principal into approximately 3.6 million shares of common stock in July 2026. Currently, no 2028 Convertible Notes remain outstanding.

•Notice of Allowance for New Patent Covering Keveyis: On June 11, 2026, Xeris announced that the USPTO had issued a Notice of Allowance with respect to U.S. Patent Application No. 17/151,405, entitled “Compositions and Methods of Use.” The allowed claims in this application cover the use of the Company’s KEVEYIS® (dichlorphenamide) product. Once granted, it is expected to provide intellectual property protection for Keveyis through at least 2039.

•Notice of Allowance for New Patent Covering XP-8121: On July 28, 2026, the USPTO granted Xeris U.S. Patent No. 12,691,089, entitled “Stable Levothyroxine Compositions in Aprotic Polar Solvents.” This is the second patent issued for XP-8121, the Company’s investigational drug product candidate for hypothyroidism.

Upcoming Events
•XP-8121 Program Overview (Webinar): Senior management will host a webinar on Wednesday, September 9, 2026, at 10:00 a.m. Eastern Time to review the Phase 3 development program for XP-8121, an investigational once-weekly subcutaneous levothyroxine for hypothyroidism. Management will provide details of the Company’s pivotal Phase 3 study, along with its comprehensive clinical development plan, and discuss the commercial opportunity for XP-8121. Presentations will also include remarks from a key opinion leader in endocrinology. A live webcast, along with accompanying materials, will be available under the “Events” section of the Xeris Investor Relations website the day of the event.

•H.C. Wainwright Global Healthcare Conference: Senior management will participate in 1x1 meetings and a fireside chat on September 14, 2026 in New York, NY. The fireside chat will be webcast live, with access available via the "Events" section of Xeris' Investor Relations website. Please contact the sponsor to arrange meetings with management.

•Morgan Stanley Global Healthcare Conference: Senior management will participate in 1x1 meetings on September 15, 2026 in New York City, NY. Please contact the sponsor to arrange meetings with management.

Conference Call and Webcast Details
Xeris will host a conference call and webcast at 8:30 a.m. Eastern Time today to discuss the Company's financial and operational results. Interested parties may pre-register for the call at by following
https://events.q4inc.com/attendee/250146676. Attendees can also join via the “Events” section of the Xeris Investor Relations website.

The webcast, replay and other information related to the event can be accessed on the investor website
https://xerispharma.com/investor-relations.

Note Regarding Use of Non-GAAP Financial Measures
This press release includes financial results prepared in accordance with generally accepted accounting principles in the United States (GAAP) and also certain historical and forward-looking non-GAAP financial measures, namely Adjusted EBITDA. This non-GAAP financial measure is not meant to be considered in isolation and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP, and was not prepared under any comprehensive set of accounting rules or principles.
1 Adjusted EBITDA is a non-GAAP financial measure. See "Note Regarding Use of Non-GAAP Financial Measures" and the corresponding financial tables at the end of this press release for definitions and reconciliations of non-GAAP measures.

Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP, and the calculation of the non-GAAP financial measure included herein may differ from similarly titled measures used by other companies. The Company believes that the presentation of Adjusted EBITDA, when viewed in conjunction with actual GAAP results, provides investors with a more meaningful understanding of the Company's ongoing and projected operating performance, exclusive of factors that do not directly affect what the Company considers to be its core operating performance, as well as unusual events. The Company believes this non-GAAP financial measure helps indicate underlying trends in the Company’s business and is important in comparing current results with prior period results and understanding expected operating performance. Also, management uses this non-GAAP financial measure to establish budgets and operational goals, and to manage the Company’s business and evaluate its performance. In addition, management believes that Adjusted EBITDA is important in evaluating the administrative costs of operating the Company’s business.

Adjusted EBITDA is GAAP net income (loss) before income tax (benefit) expense, plus interest and other income, less depreciation and amortization, interest expenses, share based compensation and debt refinancing fees or extinguishment losses.

About Xeris
Xeris (Nasdaq: XERS) is a fast-growing biopharmaceutical company committed to improving patient lives by developing and commercializing innovative products across a range of therapies. Xeris has three commercially available products: Recorlev®, for the treatment of endogenous Cushing’s syndrome; Gvoke®, a ready-to-use liquid glucagon for the treatment of severe hypoglycemia; and Keveyis®, a proven therapy for primary periodic paralysis. Xeris also has a pipeline of development programs led by XP-8121, a Phase 3-ready, once-weekly subcutaneous injection for hypothyroidism, as well as multiple early-stage programs leveraging Xeris’ technology platforms, XeriSol® and XeriJect®, for its partners.

Xeris Biopharma Holdings is headquartered in Chicago, IL. For more information, visit www.xerispharma.com, or follow us on X, LinkedIn, or Instagram.

Forward-Looking Statements
Any statements in this press release other than statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, statements about future expectations, plans, opportunities, and prospects for Xeris Biopharma Holdings, Inc., including statements regarding the Company’s expected benefits from its commercial investments in Recorlev in the second half of 2026 and beyond; financial guidance for full-year 2026, including the potential for revenue growth, the Company’s ability to generate net income, Recorlev’s growth potential, the ability to continue to deliver on all full-year financial targets, the term of intellectual property protection for Keveyis, including the expectation that the allowed patent application, once granted, will provide intellectual property protection for Keveyis through at least 2039; the Company’s intention to protect and strengthen the long-term value of its assets; the effectiveness of the Company’s strategic execution, the Company’s ability to continue on its current growth trajectory and continue to drive patient demand, advancing its strategic initiatives, its ability to create sustainable long-term value for shareholders, the ability to continue to demonstrate sustained momentum across the portfolio and the market and therapeutic and commercial potential of its products and product candidates, including its expectations regarding the timely execution of XP-8121's ongoing development leading into the start of its Phase 3 clinical trial and the expected timing of the XP-8121 Phase 3 clinical trial later in 2026, and the Company’s comprehensive clinical development plan and commercial opportunity for XP-8121, the potential utility of its formulation platforms, the advancement of its pipeline, and other statements containing the words "achieve," "anticipate," “will,” “would,” “continue,” “expect,” “should,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on numerous assumptions and assessments made in light of Xeris’ experience and perception of historical trends, current conditions, business strategies, operating environment, future developments, geopolitical factors and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The various factors that could cause Xeris’ actual results (including revenue and sales in the near- and long-term), performance or achievements, industry results, market opportunity and developments to differ materially from those expressed in or implied by such forward-looking statements (including its 2026 guidance), include, but are not limited to, its financial position and need for financing, including to fund its product development programs or commercialization efforts, whether its products will achieve and maintain market acceptance in a competitive business environment, its reliance on third-party suppliers, including single-source suppliers, its reliance on third parties to conduct clinical trials, the ability of its product candidates to compete successfully with existing and new drugs, its and collaborators’ ability to protect its intellectual property and proprietary technology, the accuracy and completeness of its assumptions and its ability to accurately estimate future financial results and market opportunities, and general macroeconomic and geopolitical conditions, including the possibility of an economic downturn, political unrest, trade disputes, changes in U.S. governmental priorities and resources, announced or implemented tariffs or export controls and market volatility. No assurance can be given that such expectations will be realized and persons reading this communication are, therefore, cautioned not to place undue reliance on these forward-looking statements. Additional risks and information about potential impacts of financial, operational, economic, competitive, regulatory, governmental, technological, and other factors that may affect Xeris can be found in Xeris’ filings, including its most recently filed Annual Report on Form 10-K and subsequent filings with the U.S. Securities and Exchange Commission, the contents of which are not incorporated by reference into, nor do they form part of, this communication. The risks described herein and in Xeris’ U.S. Securities and Exchange Commission filings are not the only risks the Company faces. Additional risks and uncertainties not currently known to it or that it currently deems immaterial may also impact its business operations or financial results. Forward-looking statements in this communication are based on information available to management, as of the date of this communication and, while the Company believes its assumptions are reasonable, actual results may differ materially. Subject to any obligations under applicable law, the Company does not undertake any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations.

Investor Contact
Allison Wey
Senior Vice President, Investor Relations and Corporate Communications
awey@xerispharma.com

XERIS BIOPHARMA HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Product revenue, net	$91,004	$67,708	$173,458	$125,510
Royalty, contract and other revenue	1,096	3,831	1,769	6,148
Total revenue	92,100	71,539	175,227	131,658
Costs and expenses:
Cost of goods sold	12,512	11,898	23,086	20,626
Research and development	10,669	8,055	19,452	15,808
Selling, general and administrative	61,035	44,393	114,179	88,411
Amortization of intangible assets	2,711	2,711	5,421	5,421
Total costs and expenses	86,927	67,057	162,138	130,266
Income from operations	5,173	4,482	13,089	1,392
Other expenses	(36,274)	(6,410)	(41,956)	(12,540)
Net loss before benefit from income taxes	(31,101)	(1,928)	(28,867)	(11,148)
Income tax benefit	—	—	—	—
Net loss	$(31,101)	$(1,928)	$(28,867)	$(11,148)

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	14	1	15	1
Comprehensive loss	$(31,087)	$(1,927)	$(28,852)	$(11,147)

Net loss per common share - basic and diluted	$(0.18)	$(0.01)	$(0.17)	$(0.07)

Weighted average common shares outstanding - basic and diluted	172,823,455	159,459,413	171,679,686	155,972,048

XERIS BIOPHARMA HOLDINGS, INC.
Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP Net loss	$(31,101)	$(1,928)	$(28,867)	$(11,148)
Adjustments
Interest and other income	(1,455)	(948)	(2,657)	(2,123)
Interest expense	6,947	7,358	13,831	14,663
Income tax benefit	—	—	—	—
Depreciation and amortization	3,034	3,036	6,081	6,061
EBITDA	$(22,575)	$7,518	$(11,612)	$7,453
Adjustments
Share-based compensation (a)	11,066	5,008	15,206	9,451
Loss on debt extinguishment, net	30,782	—	30,782	—
Adjusted EBITDA	$19,273	$12,526	$34,376	$16,904

(a) Includes non-cash, stock-based compensation, net of forfeitures.

XERIS BIOPHARMA HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2026	December 31, 2025
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$121,747	$111,042
Trade accounts receivable, net	58,105	51,050
Inventory, net	80,930	68,673
Prepaid expenses and other current assets	13,975	9,548
Total current assets	274,757	240,313
Property and equipment, net	4,834	4,945
Operating lease right-of-use assets	21,773	22,112
Goodwill	22,859	22,859
Intangible assets, net	82,657	88,078
Other assets	5,025	5,220
Total assets	$411,905	$383,527
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,337	$3,076
Current portion of long-term debt	63,783	—
Current operating lease liabilities	6,310	6,232
Other accrued liabilities	39,706	33,155
Accrued trade discounts and rebates	46,858	43,253
Accrued returns reserve	18,598	18,969
Other current liabilities	4,976	4,889
Total current liabilities	189,568	109,574
Long-term debt, net of unamortized debt issuance costs	188,807	220,335
Non-current operating lease liabilities	30,542	31,531
Other liabilities	12,722	8,398
Total liabilities	421,639	369,838
Total stockholders’ (deficit) equity	(9,734)	13,689
Total liabilities and stockholders’ equity	$411,905	$383,527